Exhibit 10.3

LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement") is made as of the Effective Date by and between VALUESETTERS, INC. (“Licensor”), and TELCOSOFTWARE.COM CORP. ("Licensee").

WHEREAS, Licensor owns certain Licensed Intellectual Property (as defined below); and,

WHEREAS, Licensee desires to obtain, and Licensor is willing to grant to Licensee, a license under the Licensed Intellectual Property on the terms hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing as well as the faithful performance by each party hereto of the obligations and covenants herein contained on their part to be performed, the parties hereto agree as follows:

Section	1. Definitions

In addition to other terms that may be defined elsewhere in the text of this Agreement, the following terms as used in this Agreement shall have the meanings set forth below:

1.1.              “Confidential Information” means any and all information disclosed to one party (the "Receiving Party") by the other party (the "Disclosing Party") hereunder, whether communicated in writing, orally, electronically, photographically, or in recorded or any other form, including, but not limited to, all sales and operating information, existing and potential business and marketing plans and strategies, financial information, cost and pricing information, data media, know-how, designs, drawings, specifications, source codes, technical information and reports. For the avoidance of doubt, Confidential Information of Licensor includes, without limitation, Licensed Know-How and any other information disclosed to Licensee hereunder that otherwise relates to the intended or actual use of the Licensed Intellectual Property. The term “Confidential Information” does not include information which (i) becomes generally available to the public other than as a result of disclosure by the Receiving Party in breach of this Agreement; (ii) was available to the Receiving Party on a non-confidential basis as shown in written records prior to Disclosing Party’s disclosure to the Receiving Party; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party; provided that such source is not bound by a confidentiality agreement with the Disclosing Party or is otherwise prohibited from transferring the information to the Receiving Party by a contractual, legal or fiduciary obligation; or (iv) is independently developed by the Receiving Party without any use of or benefit from the Disclosing Party's Confidential Information and such independent development can be documented by written records.

1.2.              "Effective Date" means SEPTEMBER 30, 2014.

1.3.              “Licensed Intellectual Property” means all now existing and hereinafter developed source code and software owned and/or used by Licensor (or any of its subsidiaries) to run VoIP applications and all the programs associated with the VoIP operations, including but not limited to billing, provisioning, E911 calling, mobile VoIP, calling cards, video calling, text messaging, web site, order interface, provisioning system, international rating by city, wholesale customer sites, agent reporting functionality, credit card processing, automated UPS printing, call statistics and data records, de-provisioning process, back office local number portability, PDF invoicing via email, and instant delivery of a phone number and dial tone to a customer (collectively, the “Software”); and all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all:

1.3.1.        patent applications and any patents (including but not limited to any continuation, continued prosecution, continuation-in-part, division, reissue, extension, reexamination or substitution) that issue therefrom or otherwise claims priority thereto, and all foreign counterparts that issue therefrom or otherwise claim priority thereto (“Licensed Patent Rights”), and shall include Foreign Patent Rights;

1.3.2.        all letters patent claiming priority from or based upon the Licensed Patent Rights and recognized in jurisdictions where the Licensed Patent Rights are not, without further action, recognized, and which provide the protection and benefits to the holder thereof substantially the same as the holder of the Licensed Patent Rights enjoys in the United States (“Foreign Patent Rights”); and,

1.3.3.        any specifications, plans, drawings, recipes, technical information, process engineering information, sketches, designs, concepts, process sheets, supplier and sourcing information, manufacturing data and procedures, processes, techniques, operations, trade secrets, ingredients, tolerances, formulations, computer software, databases, data collections and the like, and all intellectual property rights pertaining thereto, in each case relating to the Licensed Patent Rights and/or applications of the Licensed Patent Rights (“Licensed Know-How”).

Section	2. The License

2.1.              For good and valuable consideration, the receipt of which is hereby acknowledged, Licensor hereby grants, and Licensee hereby accepts, a fully-paid NON-EXCLUSIVE right and license to use and practice the Licensed Intellectual Property (the “License”).

Section	3. Term

3.1.              Unless otherwise terminated pursuant to this Agreement (including, without limitation, Section 3.1.1 and Section 6 hereof), the duration of the License granted under this Agreement shall commence on the Effective Date and continue until the later to occur of the FIFTH (5th) anniversary of the Effective Date or the expiration of the last to expire U.S. patent in the Licensed Patent Rights.

Section	4. Confidentiality

4.1.              Use and Non-disclosure. The Receiving Party shall hold all of the Disclosing Party’s Confidential Information in confidence and use the same degree of care it uses to keep its own similar information confidential, but in no event shall it use less than a reasonable degree of care. The Receiving Party may disclose such Confidential Information only to those of its directors, officers, employees, agents or representatives who actually need such material or knowledge in connection with this Agreement, provided, however, prior to any such disclosure, each party shall inform such persons of the confidential nature of the Disclosing Party’s Confidential Information and of their obligation to treat such Confidential Information confidential pursuant to this Agreement, including their obligation to return such Confidential Information pursuant to Section 7.3 below. Receiving Party represents, warrants, covenants and agrees that it shall not make any use of Disclosing Party’s Confidential Information other than in connection with, and as contemplated by, this Agreement. The Receiving Party agrees to be responsible for any breach of the obligations of confidentiality hereunder by its directors, officers, employees, agents or representatives.

4.2.              Compelled Disclosure. In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Disclosing Party's Confidential Information, it is agreed that the Receiving Party will provide Disclosing Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party grants a waiver hereunder, the Receiving Party may furnish that portion (and only that portion) of the Disclosing Party's Confidential Information which the Receiving Party is legally compelled to disclose and will exercise reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

4.3.              Return of Confidential Information. Promptly following the earlier of (i) the termination of this Agreement and (ii) the written request of the Disclosing Party, the Receiving Party will deliver to the Disclosing Party all documents or other materials constituting or otherwise containing the Disclosing Party's Confidential Information, together with all copies thereof, including computer disks or other data storage media in the possession of Receiving Party.

Section	5. Miscellaneous

5.1.              Modifications to Agreement. This Agreement may be modified only in writing that specifically refers to this Agreement and which is signed by an authorized representative of each party.

5.2.              Notices. Unless otherwise set forth in this Agreement, any notice required or permitted to be given by any party herein to another party shall be sent by facsimile or mailed by a recognized courier service such as Federal Express and addressed as follows or addressed to the other party at such other address as such party shall hereafter furnish to the other parties in writing.

5.3.              Law Governing the Agreement; Venue. This Agreement shall be governed in all respects (including matters of construction, validity, and performance) by the internal laws of the State of New York, without giving effect to New York principles of conflicts of law. In the event that either party brings any action under this Agreement, the parties hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States located in the Southern District of New York and the state courts of New York with regard to any action, suit, proceeding, claim or counterclaim initiated under this Agreement.

5.4.              Specific Performance. The parties hereto recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, such remedy shall be in addition to any other remedies available at law or equity.

5.5.              Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been part of this Agreement.

5.6.              Force Majeure. No party hereunder shall be responsible to another party for any loss or damage caused by delay in performance or failure to perform in whole or in part hereunder when such delay or failure is attributable to events beyond that party's control, including, without limitation, sabotage, labor disputes, or acts of terrorism.

5.7.              Waiver. All waivers of any rights or breach hereunder must be in writing to be effective, and no failure to enforce any right or provision shall be deemed to be a waiver of the same or other right or provision on that or any other occasion.

5.8.              Further Assurances. The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

5.9.              Assignment. This Agreement may not be assigned or transferred (including, without limitation, through an asset sale, stock sale, merger or the like) in whole or in part by Licensee and any attempt to do so shall be, and hereby is void. For avoidance of doubt, Licensor shall have the right to assign this Agreement upon written notice to Licensee of such assignment.

5.10.          Succession. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

5.11.          Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes any prior or contemporaneous agreements between the parties, with respect to the subject of this Agreement. The parties will be bound only by a writing that memorializes this Agreement and which is signed by an authorized representative of each party.

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IN WITNESS WHEREOF, the undersigned hereby execute this License Agreement as of the Effective Date.

VALUESETTERS, INC.

By: /s/ Manuel Teixeira
Name: Manuel Teixeira
Title: CEO

TELCOSOFTWARE.COM CORP.

By: /s/ Paul H. Riss
Name: Paul H. Riss
Title: CEO